Exhibit 10.9

INDEMNIFICATION AGREEMENT

This Indemnification Agreement is dated as of                   , 201  (this “Agreement”) and is between ClubCorp Holdings, Inc., a Nevada corporation (the “Company”), and [Name of director/officer]  (“Indemnitee”).

Background

The Company believes that in order to attract and retain highly competent persons to serve as directors or in other capacities, including as officers, it must provide such persons with adequate protection through indemnification against the risks of claims and actions against them arising out of their services to and activities on behalf of the Company.

The Company desires and has requested Indemnitee to serve, or to continue to serve, as a [director] [officer] of the Company and, in order to induce the Indemnitee to serve, or to continue to serve, as a [director] [officer] of the Company, the Company is willing to grant the Indemnitee the indemnification provided for herein.  Indemnitee is willing to so serve, or to continue to serve, on the basis that such indemnification be provided.

The parties by this Agreement desire to set forth their agreement regarding indemnification and the advancement of expenses.

In consideration of Indemnitee’s service to the Company and the covenants and agreements set forth below, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Indemnification. The Company shall indemnify Indemnitee to the fullest extent permitted by Nevada law, the Amended and Restated Articles of Incorporation of the Company (the “Articles”) and the Amended and Restated Bylaws of the Company (the “Bylaws”) in effect on the date hereof or as Nevada law, the Articles or the Bylaws may from time to time be amended (but, in the case of any such amendment, only to the extent such amendment permits the Company to provide broader indemnification rights than Nevada law, the Articles and the Bylaws permitted the Company to provide before such amendment).  Such indemnification shall include, without limitation, the rights granted to Indemnitee under this Agreement.  To the fullest extent permitted by Nevada law:

(a) The Company shall indemnify Indemnitee if Indemnitee was or is a party to, is threatened to be made a party to, or is otherwise involved in, as a witness or otherwise, any threatened, pending or completed action, suit or proceeding (brought in the right of the Company or otherwise), whether civil, criminal, administrative or investigative and whether formal or informal, including any and all appeals, by reason of the fact that Indemnitee is or was or has agreed to serve as a director, officer, employee or agent of the Company, or while serving as a director or officer of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, fiduciary, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted by Indemnitee in any such capacity.

(b) The indemnification provided by this Section 1 shall be from and against all loss and liability suffered and expenses (including attorneys’ fees, costs and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding, including any appeals.

Section 2. Advance Payment of Expenses.  To the fullest extent permitted by Nevada law, expenses (including attorneys’ fees, costs and expenses) incurred by Indemnitee in appearing at, participating in or defending, or otherwise in connection with, any action, suit or proceeding or in connection with any enforcement action as contemplated by Section 3(e), shall be paid by the Company in advance of the final disposition of such action, suit or proceeding within 30 days after receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time.  The Indemnitee hereby undertakes to repay any amounts so advanced (without interest) to the extent that it is ultimately determined that Indemnitee is not entitled under this Agreement and Nevada law to be indemnified by the

Company in respect thereof.  No other form of undertaking shall be required of Indemnitee other than the execution of this Agreement.  This Section 2 shall be subject to Section 3(b) and shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 6.

Section 3. Procedure for Indemnification; Notification and Defense of Claim.

(a) Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee shall, if any indemnification, advancement or other claim in respect thereof is to be sought from or made against the Company hereunder, notify the Company in writing of the commencement thereof.  The failure to promptly notify the Company of the commencement of any action, suit or proceeding, or of Indemnitee’s request for indemnification, shall not relieve the Company from any liability that it may have to Indemnitee hereunder, and shall not constitute a waiver or release by Indemnitee or of any rights hereunder or otherwise.  Any notice by Indemnitee under this Section 3 should include such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to enable the Company to determine whether and to what extent Indemnitee is entitled to indemnification.

(b) With respect to any action, suit or proceeding of which the Company is so notified as provided in this Agreement, the Company shall, subject to the last two sentences of this paragraph, be entitled to assume the defense of such action, suit or proceeding, with counsel reasonably acceptable to Indemnitee, upon the delivery to Indemnitee of written notice of its election to do so.  After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any subsequently-incurred fees of separate counsel engaged by Indemnitee with respect to the same action, suit or proceeding unless the employment of separate counsel by Indemnitee has been previously authorized in writing by the Company, which authorization will not be unreasonably withheld or delayed.  Notwithstanding the foregoing, if Indemnitee, based on the advice of his or her counsel, shall have reasonably concluded (with written notice being given to the Company setting forth the basis for such conclusion) that, in the conduct of any such defense, there is an actual or potential conflict of interest or position (other than such potential conflicts that are objectively immaterial or remote) between the Company and Indemnitee with respect to a significant issue, then the Company will not be entitled, without the written consent of Indemnitee, to assume such defense.  In addition, the Company will not be entitled, without the written consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Company.

(c) To the fullest extent permitted by Nevada law, the Company’s assumption of the defense of an action, suit or proceeding in accordance with Section 3(b) will constitute an irrevocable acknowledgement by the Company that the Company shall indemnify Indemnitee, pursuant to Section 1, for any loss and liability suffered by Indemnitee and expenses (including attorneys’ fees, costs and expenses), judgments, fines and amounts paid in settlement by or for the account of Indemnitee incurred in connection therewith.

(d) The determination whether to grant Indemnitee’s indemnification request shall be made promptly and in any event within 30 days following the Company’s receipt of a request for indemnification in accordance with Section 3(a).  If the Company determines that Indemnitee is entitled to such indemnification or, as contemplated by Section 3(c) the Company has acknowledged such entitlement, the Company shall make payment to Indemnitee of the indemnifiable amount within such 30 day period.  If the Company is not deemed to have so acknowledged such entitlement or the Company’s determination of whether to grant Indemnitee’s indemnification request shall not have been made within such 30 day period, the requisite determination of entitlement to indemnification shall, subject to Section 6, nonetheless be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) an intentional misstatement by Indemnitee of a material fact in connection with the request for indemnification or (ii) a specific finding (which has become final after exhaustion of all appeals therefrom) by a court of competent jurisdiction that all or any part of such indemnification is expressly prohibited by law.

(e) In the event that (i) the Company determines in accordance with this Section 3 that Indemnitee is not entitled to indemnification under this Agreement, (ii) the Company denies a request for indemnification, in whole or in part, or fails to respond or make a determination of entitlement to indemnification within ten business days following receipt of a request for indemnification as described above, (iii) payment of indemnification is not made within such ten-business-day period, (iv) advancement of expenses is not timely made in accordance with Section 2, or (v) the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, Indemnitee shall be entitled to an adjudication in any court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses.  Indemnitee’s expenses (including attorneys’ fees, costs and expenses) incurred in connection with successfully establishing Indemnitee’s right to indemnification or advancement of expenses, in whole or in part, in any such proceeding or otherwise shall also be indemnified by the Company to the fullest extent permitted by Nevada law.

(f) Indemnitee shall be presumed to be entitled to indemnification and advancement of expenses under this Agreement upon submission of a request therefor in accordance with Section 2 or Section 3, as the case may be.  The Company shall have the burden of proof in overcoming such presumption, and such presumption shall be used as a basis for a determination of entitlement to indemnification and advancement of expenses unless the Company overcomes such presumption by clear and convincing evidence.

Section 4. Insurance and Subrogation.

(a) The Company shall use its reasonable best efforts to purchase and maintain a policy or policies of insurance with reputable insurance companies with A.M. Best ratings of “A-” or better, providing Indemnitee with coverage for any liability asserted against, and incurred by, Indemnitee or on Indemnitee’s behalf by reason of the fact that Indemnitee is or was or has agreed to serve as a director, officer, employee or agent of the Company, or while serving as a director or officer of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, fiduciary, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, or arising out of Indemnitee’s status as such, whether or not the Company would have the power or authority to indemnify Indemnitee against such liability and expenses.  Such insurance policies shall have coverage terms and policy limits at least as favorable to Indemnitee as the insurance coverage provided to any other director or officer of the Company.  If the Company has such insurance in effect at the time the Company receives from Indemnitee any notice of the commencement of an action, suit or proceeding, the Company shall give prompt notice of the commencement of such action, suit or proceeding to the insurers in accordance with the procedures set forth in the applicable policy.  The Company shall thereafter take all necessary or advisable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policy.

(b) Subject to Section 13, in the event of any payment by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee with respect to any insurance policy.  Indemnitee shall execute all papers required and take all reasonable action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights in accordance with the terms of such insurance policy. The Company shall pay or reimburse all expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.

(c) Subject to Section 13, the Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (including, but not limited to, judgments, fines and amounts paid in settlement, and ERISA excise taxes or penalties) if and to the extent that Indemnitee has otherwise actually received such payment under this Agreement or any insurance policy, contract, agreement or otherwise.

Section 5. Certain Definitions. For purposes of this Agreement, the following definitions shall apply:

(a) The term “action, suit or proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed claim, action, suit, arbitration, alternative dispute mechanism or proceeding, whether civil, criminal, administrative or investigative.

(b) The term “by reason of the fact that Indemnitee is or was or has agreed to serve as a director, officer, employee or agent of the Company, or while serving as a director or officer of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise” shall be broadly construed and shall include, without limitation, any actual or alleged act or omission to act.

(c) The term “expenses” shall be broadly construed and shall include, without limitation, all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees, costs and expenses, and related disbursements, appeal bonds, other out-of-pocket costs and reasonable compensation for time spent by Indemnitee for which Indemnitee is not otherwise compensated by the Company or any third party), actually and reasonably incurred by Indemnitee in connection with either the investigation, defense or appeal of an action, suit or proceeding or establishing or enforcing a right to indemnification under this Agreement or otherwise incurred in connection with a claim that is indemnifiable hereunder.

(d) The term “judgments, fines and amounts paid in settlement” shall be broadly construed and shall include, without limitation, all direct and indirect payments of any type or nature whatsoever, as well as any penalties or excise taxes assessed on a person with respect to an employee benefit plan).

Section 6. Limitation on Indemnification.  Notwithstanding any other provision herein to the contrary, the Company shall not be obligated pursuant to this Agreement:

(a) Claims Initiated by Indemnitee.  To indemnify or advance expenses to Indemnitee with respect to an action, suit or proceeding (or part thereof) initiated voluntarily by Indemnitee (except with respect to any compulsory counterclaim brought by Indemnitee or an action, suit or proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Agreement), unless such action, suit or proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Company.

(b) Section 16(b) Matters.  To indemnify Indemnitee on account of any suit in which judgment is rendered against Indemnitee for disgorgement of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended.

(c) Prohibited by Law.  To indemnify Indemnitee in any circumstance where such indemnification has been determined by a final (not interlocutory) judgment or other adjudication of a court or arbitration or administrative body of competent jurisdiction as to which there is no further right or option of appeal or the time within which an appeal must be filed has expired without such filing to be prohibited by law.

Section 7. Certain Settlement Provisions.  The Company shall have no obligation to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action, suit or proceeding without the Company’s prior written consent.  The Company shall not, without Indemnitee’s prior written consent, settle any action, suit or proceeding in any manner that would attribute to Indemnitee any admission of liability or that would impose any fine or other obligation on Indemnitee.  Neither the Company nor Indemnitee will unreasonably withhold his, her, its or their consent to any proposed settlement.

Section 8. Savings Clause.  If any provision or provisions (or portion thereof) of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee if Indemnitee was or is a party to, is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action, suit or proceeding (brought in the right of the Company or otherwise), whether civil, criminal, administrative or investigative and whether formal or informal, including appeals, by reason of the fact that Indemnitee is or was or has agreed to serve as a director, officer, employee or agent of the Company, or while serving as a director or officer of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, from and against all loss and liability suffered and expenses (including attorneys’ fees, costs and expenses), judgments, fines and amounts paid in settlement reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding, including any appeals, to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated.

Section 9. Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to Indemnitee in whole or in part, it is agreed that, in such event, the Company shall, to the fullest extent permitted by law, contribute to the payment of all of Indemnitee’s loss and liability suffered and expenses (including attorneys’ fees, costs and expenses), judgments, fines and amounts paid in settlement reasonably incurred by or on behalf of Indemnitee in connection with any action, suit or proceeding, including any appeals, in an amount that is just and equitable in the circumstances; provided that, without limiting the generality of the foregoing, such contribution shall not be required where such holding by the court is due to any limitation on indemnification set forth in Section 4(c), 6 or 7.

Section 10. Form and Delivery of Communications.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand, upon receipt by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier, one day after deposit with such courier and with written verification of receipt, or (d) sent by email or facsimile transmission, with receipt of oral confirmation that such transmission has been received.  Notice to the Company shall be directed to Ingrid Keiser, Attention: General Counsel, email:  Ingrid.Keiser@clubcorp.com, facsimile: (972) 888-6271, confirmation number: (972) 888-7234.  Notice to Indemnitee shall be directed to [XXXXXX], email:  [XXX@XXX.com], facsimile: [(XXX)-XXX-XXXX], confirmation number: [(XXX)-XXX-XXXX].

Section 11. Nonexclusivity.  The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which Indemnitee may have under any provision of law, in any court in which a proceeding is brought, the Articles or the Bylaws, other agreements or arrangements, or otherwise, and Indemnitee’s rights hereunder shall inure to the benefit of the heirs, executors and administrators of Indemnitee.

Section 12. No Construction as Employment Agreement.  Nothing contained herein shall be construed as giving Indemnitee any right to be retained as a director of the Company or in the employ of the Company.  For the avoidance of doubt, the indemnification and advancement of expenses provided under this Agreement shall continue as to the Indemnitee even though he or she may have ceased to be a director, officer, employee or agent of the Company.

Section 13. Jointly Indemnifiable Claims.  (a) Given that certain jointly indemnifiable claims may arise due to the service of the Indemnitee as a director and/or officer of the Company at the request of the Indemnitee-related entities (as defined below), the Company acknowledges and agrees that the Company shall be fully and primarily responsible for the payment to the Indemnitee in respect of indemnification or advancement of expenses in connection with any such jointly indemnifiable claim, pursuant to and in accordance with the terms of this Agreement, irrespective of any right of recovery the Indemnitee may have from the Indemnitee-related entities.  Under no circumstance shall the Company be entitled to any right of subrogation or contribution by the Indemnitee-related entities and no right of advancement or recovery the Indemnitee may have from the Indemnitee-related entities shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Company hereunder.  In the event that any of the Indemnitee-related entities shall make any payment to the Indemnitee in respect of indemnification or advancement of expenses with respect to any jointly indemnifiable claim, the Indemnitee-related entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee against the Company, and Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-related entities effectively to bring suit to enforce such rights.  The Company and Indemnitee agree that each of the Indemnitee-related entities shall be third-party beneficiaries with respect to this Section 13(a), entitled to enforce this Section 13(a) as though each such Indemnitee-related entity were a party to this Agreement.

(b) For purposes of this Section 13, the following terms shall have the following meanings:

(i)                                     The term “Indemnitee-related entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company or any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise Indemnitee has agreed, on behalf of the Company or at the Company’s request, to serve as a director, officer, employee or agent and which service is covered by the indemnity described in this Agreement) from whom an Indemnitee may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Company may also have an indemnification or advancement obligation (other than as a result of obligations under an insurance policy).

(ii)                                  The term “jointly indemnifiable claims” shall be broadly construed and shall include, without limitation, any action, suit or proceeding for which the Indemnitee shall be entitled to indemnification or advancement of expenses from both the Company and any Indemnitee-related entity pursuant to applicable law, any agreement or the certificate of incorporation, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Company or the Indemnitee-related entities, as applicable.

Section 14. Interpretation of Agreement.  It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification and advancement of expenses to Indemnitee to the fullest extent permitted by Nevada law in effect on the date hereof or as Nevada law may from time to time be amended (but, in the case of any such amendment, only to the extent such amendment permits the Company to provide broader rights to indemnification and advancement of expenses than Nevada law permitted the Company to provide before such amendment).

Section 15. Entire Agreement.  This Agreement and the documents expressly referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement.

Section 16. Modification and Waiver.  No supplement, modification, waiver or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.  For the avoidance of doubt:  (a) this Agreement may not be modified or terminated by the Company without Indemnitee’s prior written consent; (b) no amendment, alteration or interpretation of the Articles or the Bylaws or any other agreement or arrangement shall limit or otherwise adversely affect the rights provided to Indemnitee under this Agreement and (c) a right to indemnification or to advancement of expenses arising under a provision of the Articles, the Bylaws or this Agreement shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the action, suit or proceeding for which indemnification or advancement of expenses is sought.

Section 17. Successor and Assigns.  All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives.  The Company shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

Section 18. Service of Process and Venue.  The Company hereby irrevocably and unconditionally (a) agrees that any action or proceeding arising out of or in connection with this Agreement may be brought in the federal or state courts located in Clark County, Nevada (the “Nevada Courts”), (b) consents to submit to the non-exclusive jurisdiction of the Nevada Courts for purposes of any action or proceeding arising out of or in connection with this Agreement, (c) appoints, to the extent the Company is not otherwise subject to service of process in the State of Nevada, [name] [address] as its agent in the State of Nevada for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon the Company personally within the State of Nevada, (d) waives any objection to the laying of venue of any such action or proceeding in the Nevada Courts, and (e) waives, and agrees not to plead or to make, any claim that any such action or proceeding brought in the Nevada Courts has been brought in an improper or inconvenient forum.

Section 19. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.  If, notwithstanding the foregoing, a court of competent jurisdiction shall make a final determination that the provisions of the law of any state other than Nevada govern indemnification by the Company of Indemnitee, then the indemnification provided under this Agreement shall in all instances be enforceable to the fullest extent permitted under such law, notwithstanding any provision of this Agreement to the contrary.

Section 20. Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart.

Section 21.  Headings and Section References.  The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Section references are to this Agreement unless otherwise specified.

This Indemnification Agreement has been duly executed and delivered to be effective as of the date first stated above.

CLUBCORP HOLDINGS, INC.

By
Name:
Title:

INDEMNITEE:

Name: